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                                                                  EXHIBIT (6)(b)


                               RESTATED BY-LAWS OF

                          AMERITAS LIFE INSURANCE CORP.

                                February 26, 1999

                                    ARTICLE I

                                     OFFICES

         Section 1. Principal Office. The principal office of the Corporation in the State of Nebraska shall be located in the City of Lincoln, County of Lancaster. The Corporation may have such other offices, either within or without the State of Nebraska, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

         Section 2. Registered Office. The registered office of the Corporation may be, but need not be, identical with the principal office in the State of Nebraska, and the address of the registered office may be changed from time to time by the Board of Directors.


                                   ARTICLE II

                                   SHAREHOLDER

         Section 1. Annual Meeting. The annual meeting of the shareholders shall be held on such day at such time of day as may be determined by the Board of Directors, but in no event later than June 30, of each year. If the day fixed for the annual meeting shall be on a legal holiday in the State of Nebraska, such meeting shall be held on the next succeeding business day.

         Section 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Chairman of the Board or the President or by the Board of Directors, and shall be called by the Chairman of the Board, the President or the Secretary at the request of the holders of not less than one-tenth of all the outstanding shares of the Corporation entitled to vote at the meeting.

         Section 3. Place of Meeting. Written or printed notice stating the place (either within or without the State of Nebraska), the day and the hour of the meeting and, in case of a special meeting; the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at its address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.



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         Section 4. Quorum. A majority of the outstanding shares of the
Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, those present may adjourn the meeting from time to time with notice to shareholders. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.

         Section 5. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by its duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting.

         Section 6. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

         Section 7. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Board of Directors of such corporation may prescribe.

         Section 8. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.


                                   ARTICLE III

                               BOARD OF DIRECTORS

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by its Board of Directors.

         Section 2. Number, Term. The Board of Directors shall consist of fifteen (15) members divided into three (3) classes and elected by the policyholders from their number as in the Articles of Incorporation provided. No outside director shall serve beyond the last day of the month in which he or she shall reach his or her 70th birthday. No inside director shall serve after his or her retirement from active corporate service, provided however, if an inside director is elected prior to his or her retirement, he or she may continue to serve as a director until the end of the term for which he or she shall have been elected. "Inside Director" shall mean a director of Ameritas Acacia Mutual Holding Company, or any of its subsidiaries or affiliates, who is a full-time employee of Ameritas Acacia Mutual Holding Company or any of its subsidiaries or affiliates.

         Section 3. Regular Meetings. A regular meeting of the Board of Directors shall be held at the time the annual meeting of shareholders is held, or when otherwise determined by the Board of Directors from time to time, at the place and hour, within or without the State of Nebraska, specified in the Notice of such meeting. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Nebraska, for the holding of additional regular meetings without other notice than such resolution.


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         Section 4. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board or the President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Nebraska, as the place for holding any special meeting of the Board of Directors called by them.

         Section 5. Notice of Special Meetings. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally or by overnight courier, or at least ten (10) days prior thereto by mail, to each Director and to the Secretary at his or her business address. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Appearance of any Director at a meeting shall constitute a waiver of notice of such meeting to such Director, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         Section 6. Quorum. A majority of Directors present shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

         Section 7. Manner of Acting. Members of the Board of Directors or of any committee appointed by the Board may participate in a meeting by means of conference telephone or similar communications equipment whereby all members participating in the meeting are able to hear each other, and participation in such meeting in such manner shall constitute presence in person at such meeting. Any two members of the Board of Directors may, upon written request directed to the Chairman or the Secretary of the Corporation, (i) place any matter on the agenda for any meeting of the Board of Directors and/or (ii) call for a vote on any agenda item during any meeting of the Board of Directors. Any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Directors.

         Section 8. Vacancies. Any vacancy occurring in the Board of Directors shall be filled by the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office.

         Section 9. Compensation. By resolution of the Board of Directors, the Directors who are not employed by or serving as officers of the Corporation may be paid their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor; provided, however, that no such Director employed by or serving as an officer of the Corporation shall receive any compensation as a Director.

         Section 10. Indemnification. The Corporation shall indemnify any person who was, or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was a director, officer or employee

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of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonable incurred in connection with such action, suit or proceeding to the full extent authorized by the laws of Nebraska.

         Section 11. Personal Liability. No person employed by the company as a director, officer, employee, or agent or serving at the request of the company as a director, officer, employee, or agent of one of the company's subsidiaries or affiliates shall be personally liable to the company or any member thereof for monetary damages of any type which arise as a result of acts or omissions by the director, officer, employee, or agent which are related to the director, officer, employee, or agent's responsibilities with the company, which are done in good faith and which do not involve intentional misconduct or a knowing violation of the law.

         Section 12. Non-exclusive Provision. The foregoing right of indemnity and reimbursement shall not be deemed exclusive of any other rights to which any director, officer, employee, or agent may be entitled under any other law, by-law, agreement, vote of shareholders or otherwise.


                                   ARTICLE IV

                                    OFFICERS

         Section 1. Number. The officers of the Corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person, except that the Chairman or President cannot also hold the office of Secretary, Treasurer or Vice President.

         Additionally, the Board of Directors may designate any area of the Company or line of business as a division of the Company and elect a President thereof who shall have such duties and responsibilities and shall report to such person or persons as the Board of Directors shall determine, effective February 1, 1999.

         Section 2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. The term of office for each officer shall be one year, and each such officer shall hold office only until the expiration of such one-year period unless otherwise determined by the Board of Directors. Each officer shall hold office until the earliest of (i) the expiration of his or her term, (ii) the due election and qualification of his or her successor, (iii) his or her death, or (iv) his or her resignation or removal in the manner hereinafter provided.


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         Section 3. Removal. Any officer or agent elected or appointed by the
Board of Directors may be removed by the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         Section 4. Vacancies. A vacancy in an office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         Section 5. The Chairman. The Chairman shall preside over all meetings of the shareholders and of the Board of Directors and shall perform such duties as may be prescribed and delegated to him or her by the Board of Directors.

         Section 6. The Chief Executive Officer. The Chief Executive Officer shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors and its Executive Committee, shall in general supervise and control all of the business and affairs of the Corporation. He or she may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these By-laws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of the Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

         Section 7. The President. The President shall have general control and management of the business affairs of the Corporation subject to the direction of the Chairman of the Board and Chief Executive Officer and the Board of Directors. He or she may delegate such duties and responsibilities and authority to other officers as he or she may deem proper.

         Section 8. The Vice Presidents. In the absence of the President or in the event of his or her death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties as from time to time may be assigned to him or her by the Chairman, the President or by the Board of Directors.

         Section 9. The Secretary. The Secretary shall: (a) keep the minutes of the shareholder's and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these By-laws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholders; (e) sign, with the Chief Executive
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Officer or a Vice President, certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the Corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Chairman, the President or by the Board of Directors.

         Section 10. The Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with provisions of Article VI of these By-laws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman, the President or by the Board of Directors.

         Section 11. Other Officers. The powers, authority, duties and responsibilities of other executive officers shall be delegated and defined by the Board of Directors, or if no such delegation and definition be made, then by the Chief Executive Officer.

         Section 12. Salaries. The salaries of the officers, if any, shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the Corporation.

         Section 13. Delegation of Duties. The Board of Directors may at its discretion designate such administrative officers as it may deem proper and delegate such duties, responsibilities and authority to them as it may determine.

         Section 14. Appointed Officers. In addition to such authority granted to the Board of Directors under Article IV, Section 1 and 13, of the By-Laws, the Chief Executive Officer, may at his or her discretion, and consistent with the Articles of Incorporation and By-Laws of the Corporation, appoint such Appointed Officers as he or she shall deem proper and delegate such duties, responsibilities, and authority to them as determined by said Chief Executive Officer, and thereafter report such appointments to the Board of Directors.


                                    ARTICLE V

                                   COMMITTEES

         Section 1. Executive Committee. At each of its annual meetings, the Board of Directors shall elect not less than three (3) of its members to serve with the Chairman of the Board and the President as the Executive Committee for the ensuing year and until their successors are elected and qualified. Any vacancy in the Executive Committee occurring during the year may be filled for the unexpired term by the Board of Directors. Notice of call of meeting may be written or by telephone and shall be given to each member in sufficient time to permit convenient travel by

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usual means to the meeting. Call and notice of call of meetings may be waived before or after the meeting and attendance at any meeting shall constitute a waiver of call and notice of call thereof by the attending member. Three (3) members of the Executive Committee shall constitute a quorum for the transaction of business.

         Section 2. Duties of Executive Committee. Except as limited by the laws of the State of Nebraska or by the provisions of the Articles of Incorporation, the Executive Committee shall possess and exercise all the powers of the Board of Directors in the interim between meetings of the Board of Directors. The Executive Committee shall carry into practical effect all orders and directions of the Board of Directors and shall in such interim decide all questions of current business policy. The Secretary shall promptly forward a copy of the minutes of each meeting of the Executive Committee to each director. It may elect, appoint, employ, remove or authorize the appointment, employment or removal of such supervisory and administrative officers and employees as it shall deem necessary for the conduct of the company's business, including one or more assistant secretaries and one or more assistant treasurers, with full authority to perform the duties of Secretary and Treasurer, respectfully, and fix and authorize payment of the compensation of such officers and employees. It may, at its discretion, adjust the compensation of such officers and employees so elected, appointed or employed.

         Section 3. Finance Committee. At each of its annual meetings, the Board of Directors shall elect not less than three (3) of its members to serve with the Chairman of the Board and the President as the Finance Committee for the ensuing year and until their successors are elected and qualified. Any vacancy in the Finance Committee occurring during the year may be filled by the Board of Directors for the unexpired term. Three (3) members of the Finance Committee shall constitute a quorum for the transaction of business.

         Section 4. Audit Committee. At each of its annual meetings, the Board of Directors shall elect not less than three (3) of its members to serve as an Audit Committee. The Committee shall be responsible for recommending to the Board of Directors the selection of independent auditors, reviewing of the scope and results of such audits, as well as internal audits, and reviewing with independent auditors and internal auditors the adequacy of the Company's accounting, financial, and operating controls. Three (3) members of the Audit Committee shall constitute a quorum for the transaction of business.

         Section 5. Nominating Committee. At each of its annual meetings, the Board of Directors shall elect not less than three (3) of its members to serve with the Chairman of the Board and President as the Nominating Committee for the ensuing year and until their successors are elected and qualified. The Nominating Committee shall be charged with the duty of nominating directors to be elected or re-elected during the ensuing year. Any vacancy in the Nominating Committee occurring during the year may be filled by the Board of Directors for the unexpired term. Three (3) members of the Nominating Committee shall constitute a quorum for the transaction of business.

         Section 6. Standing Committees. The Board of Directors may establish and discontinue standing committees as it may from time-to-time consider necessary and proper. Delegating to each of them such responsibilities and authority as it may deem appropriate and designate a chairman of each committee. The Chairman of the Board and President shall be an ex-officio member of each standing committee with full voting

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rights, except neither the Chairman of the Board nor the President shall be a member of either the Audit Committee (or the Organization and Compensation Committee).

         Section 7. Committee Secretary. The chairman of each committee other than the Executive Committee shall appoint a committee secretary, who shall keep minutes of the official votes and acts of the committee and such other records of the committee's deliberations and activities as the chairman shall direct. The committee secretary shall keep one copy of such minutes and shall file a copy with the Secretary of the company and send a copy to each member of the Executive Committee.

         Section 8. Vacancies in Committee. Vacancies in any standing committee other than the Executive and Finance Committees may be filled by action of the Executive Committee.


                                   ARTICLE VI

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         Section 1. Contract. The Board of Directors may authorize any officer(s) or agent(s) to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         Section 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.



         Section 3. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation shall be signed by such officer(s) or agent(s) of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

         Section 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                   ARTICLE VII

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         Section 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares, including certificates for newly issued shares, shall be consecutively numbered or otherwise identified. The name and address of the person
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to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued in respect of such transfer until the former certificates for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         Section 2. Transfer of Shares. Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by its legal representative, who shall furnish proper evidence of authority to transfer, or by its attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.


                                  ARTICLE VIII

                                   FISCAL YEAR

         The fiscal year of the Corporation shall be January 1 to December 31.


                                   ARTICLE IX

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law.


                                    ARTICLE X

                                      SEAL

         The Board of Directors shall provide a corporate seal and shall have inscribed thereon the name of the Corporation, its state of incorporation and the words "Corporate Seal."


                                   ARTICLE XI

                                WAIVER OF NOTICE

         Whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these By-laws or under the provisions of the Articles of Incorporation or under the provisions of the


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Nebraska Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.


                                   ARTICLE XII

                                   AMENDMENTS

         These By-laws may be altered, amended or repealed and new by-laws may be adopted by the Board of Directors at any regular or special meeting of the Board of Directors; provided, however, that these By-laws shall not be amended without the unanimous consent of the Directors unless ten (10) days' written notice of any meeting called for the purpose of amending the By-laws is delivered to each Director.


                                  CERTIFICATION


         I, Donald R. Stading, duly elected and qualified Secretary of Ameritas Life Insurance Corp., Lincoln, Nebraska, hereby certify that the attached Restated By-Laws, is a true and exact copy of the By-Laws duly adopted by the Board of Directors of Ameritas Life Insurance Corp. on February 26, 1999, and that said By-Laws are in full force and effect.

         IN WITNESS WHEREOF, I have affixed my name as Secretary and have caused the corporate seal of said corporation to be hereunto affixed this ___________________ day of_____________________ , 19_________ .



                                   _____________________________________
                                                 Secretary

(SEAL)